Exhibit 10.1

AMENDMENT NO. 2

TO

THE AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN

OF

THE COOPER COMPANIES, INC.

WHEREAS, The Cooper Companies, Inc. (the “Company”) has adopted The Amended and Restated 2001 Long Term Incentive Plan of The Cooper Companies, Inc. (the “Plan”); and

WHEREAS, Section 7 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: The first sentence of the second paragraph of Section 5(d) shall be amended by removing the phrase “either by check, note or such other instrument as the Committee may accept” and replacing it with “either by check, wire transfer, money order or such other instrument of direct payment as the Committee may accept”.

SECOND: A sentence shall be added to the end of the second paragraph of Section 5(d) which shall read, “The Company shall not make loans to any stockholder for payment of the purchase price of stock options under this Section.”

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment No. 2 to the Plan to be executed by a duly authorized officer of the Company as of March 22, 2005.

THE COOPER COMPANIES, INC.

By:	/s/ CAROL R. KAUFMAN
Title:	Carol R. Kaufman Senior Vice President of Legal Affairs, Secretary, and Chief Administrative Officer